LENDER FACILITY AGREEMENT - CONFIDENTIAL

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THIS IS NOT A SALE OF EQUITY.  THIS IS A CRYPTOCURRENCY LOAN WITH RENEWABLE ONE MONTH TERMS AND IS NOT A SECURITY. HOWEVER, DUE TO AGGREGATION OF LOANS INSIDE THE CREDIT FACILITY, IT IS SECURITIZED, AND THUS FILED UNDER REGULATION A OF THE SECURITIES ACT OF 1933.

Date: ________________

VIA DOCUSIGN

[Authorized Name of Signatory on this Lender Account]___________________________________________________________________

[Email] __________________________________________________________________________________________________________

[Secondary or Beneficiary Email] _____________________________________________________________________________________

[Mobile Phone] ____________________________________________________________________________________________________

[Name of Lender: Can be an Entity or a Legal Person’s Name] _______________________________________________________________

[Lender Address] ___________________________________________________________________________________________________

_________________________________________________________________________________________________________________

Re:Contribution to Credit Facility Providing Liquidity for Cryptocurrency DeFi Exchange Transactions

To [Name of Lender _____________________________________________________________________________________]:

YieldShare A F03 LLC, a Wyoming limited liability company,  (the “Facility Provider”) is requesting Lender to make loans or advances of cryptocurrency to YieldShare Ltd. a BVI Company Limited by Shares, (the “Borrower” or the “House”) by transfer to the Facility Provider’s digital wallet (the “Facility”) inside of Fireblocks®, and aggregated pursuant to that certain Liquidity Supplier Facility Agreement between the Facility Provider and the Borrower dated May 7, 2022 (the “LSFA”), and to do so in the manner and at the rates and times specified herein (this “Lender Facility Agreement”).  The terms and conditions of the LSFA are hereby incorporated into and now form part of this Lender Facility Agreement.  Any capitalized terms not defined in this Lender Facility Agreement shall have the meaning as defined in the LSFA, which is available on the due diligence website to which Lender was granted access after executing a Non-Disclosure Agreement/Non-Circumvent with Facility Provider (“Due Diligence Web Site”).

In consideration of the Lender contributing cryptocurrencies to the Facility pursuant to the LSFA, the Facility Provider agrees with the Lender (“Lender or “You”) as follows:

1.DRAWDOWN

(a)The term of this Agreement shall be from the date that you contribute your Digital Assets to the Facility, which must be made in a specified ratio of amounts of WBTC and Ethereum (“Pairings,” and each a “Pairing”) or in any other Pairing of digital currency allowed by the Borrower. All such contributions from Lenders are pooled in the Facility, which then provides a revolving operating loan of the contributed Pairings of cryptocurrencies (the “Digital Assets”) to the Borrower, who borrows the Digital Assets from the Facility pursuant to the terms and conditions of the LSFA for successive one (1) month Terms in exchange for 40% of House Net Monthly Yield Rate as defined therein (each an “LSFA Term”).

(b)During each successive one (1) month LSFA Term, the Borrower shall borrow the Facility to perform the Services, as defined in the LSFA, and 40% of the House Net Monthly Yield Rate earned by the Borrower by the performance thereof shall be paid to the Lenders pari passu (the “Lenders Net Monthly Interest”). There is no minimum or maximum Lenders Net Monthly Interest owed to the Lenders for the LSFA Term and could be zero, as it is strictly performance-based.

2.REVOLVEMENT AND REPAYMENT

(a)The Facility provides a series of revolving term loans to Borrower each for the LSFA Term of one (1) month. As “repayment” at the end of each successive one (1) month LSFA Term, Borrower shall make the entire balance of the Facility plus the Lenders Net Monthly Interest available to the Lenders to either be redeemed from the Facility or revolved into the next one (1) month LSFA Term loan.  The entire amount revolved then becomes the new principle “balance” of Digital Assets in the Facility for the next LSFA Term loan (the “Available Facility”).

(b)Under the Facility, the entire amount of Available Facility together with the Lenders Net Monthly Interest shall become due and payable at the end of the last day of each successive one (1) month LSFA Term, in the manner and at the rates and times specified in the LSFA.

(c)During the Transaction Period, which is at the end of each such successive one (1) month LSFA Term, the Lenders’ contributed portion of the Available Facility plus the Lenders Net Monthly Interest from the Services shall be made available to each Lender for redemption or revolvement (auto-renewal) of the Lender’s loan to the Facility.  Any amount not redeemed by Lender shall remain part of the Available Facility to be drawn down by Borrower for the Services in the next one (1) month LSFA Term.

(d)Lender has the sole discretion to elect to redeem all or any portion of its balance with the Facility (but only in Pairings) prior to the end of each such one (1) month LSFA Term but must do so by 8am U.S. Central Time on the penultimate day of each calendar month in order to be processed and transacted during the very next Transaction Period; and such election shall be at the sole discretion of the Facility Provider.

(e)Lender shall have no obligation to keep its contribution available to the Facility and may demand return of its entire balance in the Facility (or any part thereof) from the Borrower to be processed in the next Transaction Period.

(f)Pursuant to the LSFA, any failure by the Borrower to repay the outstanding balance of the Available Facility plus the Lenders Net Monthly Interest when it is so demanded shall make the Facility Provider an unsecured creditor of the Borrower to the extent of the unrepaid amount.  Facility Provider would in no way be liable for Borrower’s failure to repay the loan. Section 2 of the LSFA states: “the Facility Provider” does not have any oversight or control over the Digital Assets that it has lent to the Borrower.”

(g)IN SUCH SCENARIO, THE FACILITY PROVIDER MAY ELECT TO TERMINATE OR CONTINUE THE FACILITY WITH CERTAIN ADDITIONAL RIGHTS UNTIL THE DEFICIT IS REPAID TO THE FACILITY.  THE LENDERS HEREBY APPOINT THE FACILITY PROVIDER TO ACT AS THEIR AGENT IN COLLECTING THE BORROWER’S DEBT TO THE FACILITY AND DISTRIBUTING THEIR PRO RATA PORTION COLLECTED TO EACH LENDER.  FACILITY PROVIDER AGREES THAT EACH LENDER “ACCOUNT(S)” AS DEFINED IN SECTION 5(a) BELOW SHALL COMPRISE PRIMA FACIE EVIDENCE OF EACH LENDER’S PORTION OF THE AVAILABLE FACILITY.

3.CALCULATION AND REPAYMENT OF INTEREST; GAS FEES

(a)The Borrower shall pay 40% (minus gas fees) of the House Net Monthly Yield Rate from its performance of the Services with the Facility as interest on each Lenders’ loan to the Borrower through the Facility.  The House Net Monthly Yield Rate (or “HNMYR”) is determined each month by the revenue the Borrower earns performing the Services with the Available Facility. An example of the determination of the HNMYR is as follows: 80 ETH and WBTC transferred by Lender into the Facility managed by the Facility Provider (the Fund). The Facility Provider would transfer the Facility inside the Fireblocks Wallet System to the Borrower. The Borrower would then split these quantities into TWO IDENTICAL PAIRINGS of 40 ETH/2 WBTC each.

In this example, Pairing One would be assigned to Uniswap’s liquidity pool and produces, say, 5% in fees per day. Pairing Two would go to YieldShare’s Corporate Wallet in Binance used to hedge the risk of ETH impermanent loss and would not produce any fees by design.

At the end of a month, say 30 days, 15% was earned on Uniswap Pairing One and 0% was earned on Binance Pairing Two, creating an average percentage across both pairings. That is called the House Net Monthly Yield Rate. Continuing this example, the House Net Monthly Yield Rate is 15.5% on the entire loaned amount.

In this example, the Lender would receive 40% of this 7.5% resulting in 7.5% x 40% = 3% Lenders Net Monthly Interest. A 3% Lenders Net Monthly Interest would be recorded on the Lenders report during the transaction period, showing the most recent previous month resulted in a 3% increase in total ETH and total WBTC on loan by the Lender. This 3% increase applies to both the amount of WBTC and the amount of ETH that the Lender has supplied.

At no time do we ever expect House Net Monthly Yield Rate to be zero, though it is possible if not probable, in which case no minimum HNMYR is owed to the Lenders, but we do expect that YieldShare may produce additional  HNMYR due to improved liquidity pool algorithms on alternate ETH/USDC pool, volatile activity months, safe hedging strategies and possible third-party supplies of USDC. There is no cap on the House Net Monthly Yield Rate, so this performance-based model allows House and Lender together, to share in low, medium, and high yield sharing months.

Although this example was based on ETH /WBTC, other pairings offered such as ETH / USDC will have the same 40% of House Net Monthly Yield Rate (minus gas fees), but other pairings, or pools, or pools that YieldShare manages that are in “beta” status, will always differ in how they perform.

(b)Gas Fees and Network Fees.  Gas Fees and/or Network Fees are small transaction fees charged every time tokens are transferred (on an Ethereum network).  These transaction fees will happen between the Borrower and the Facility Provider and again between the Facility Provider and the Lender. Gas Fees vary based on time of day, ETH supply and demand, etc., and are generally the same regardless of transfer size. At no time will Facility Provider or YieldShare Ltd. be required to estimate gas fees, which are always at market rate and dynamic. Consequently, a request to withdraw 10 ETH for example, may result in 9.96 in ETH actually sent to Lender of which .04 is gas fees; that on another day could be $.03.

Gas Fees will be accumulated and charged against the Lender’s portion based on any deposits or withdrawals so the Loan Facility does not bear the cost. Whenever gas fees are accumulated they are pro-rated to be charged against each Lender’s Account on the Lender Dashboard.

4.COVENANTS

The Facility Provider covenants and agrees with the Lenders that:

(a)it will request Borrower to duly and punctually pay from the Facility

Provider’s digital wallet inside the Borrower’s Fireblocks® Wallet System all sums of cryptocurrency due by the Lenders under the terms of this Agreement with the LSFA incorporated by reference (for security the digital wallet requires multiple signatories to sign off on distributions from the digital wallet).

(b)it will maintain the “Accounts” as set forth in section 5 below, Evidence of Indebtedness.

(c)it will supply a private link to a website maintaining a ledger of all of the Lenders transaction activity with the Facility’s digital wallet with a reporting tool that will provide Lender the Running Reports, as defined in section 10 below, so that tax amounts may be deduced by the Lender or by his/her/its accounting professional; and

(d)it will comply with all applicable securities laws and regulations, if any.

The foregoing covenants comprise Facility Provider’s only obligations pursuant to this Lender Facility Agreement aside from any implied duties of good faith or honest dealing.  The Facility Provider only provides an administrative function between the Lender and the Borrower and does not provide any Liquidity Pool or yield-generating Service for the sole benefit of the Lender and does not have custody over the Facility upon transfer to borrower, therefore The Facility Provider is not a fiduciary to the Lender.

5.EVIDENCE OF INDEBTEDNESS

(a)The Facility Provider shall maintain reporting of Lender’s Account  through AirTable’s Cloud-based Records Management System (or an alternate equivalent system), which includes 1) a digital ledger of each Lenders’ account and maintenance of such ledger as a Lender Dashboard as part of its fiscal accounts and records (the “Accounts”) evidencing the loan to the Facility (which is made available to the Borrower from the contributions made by the Lenders to the Facility at its Digital Wallet inside the Borrower’s Fireblocks® Wallet System under this agreement 2) the accumulated Lenders Net Monthly Interest (yield), 3) deposits of cryptocurrency pairings 4) withdrawals of cryptocurrency pairings and 5) pending, posted and current cryptocurrency pairing totals.  A separate promissory note shall not be required to evidence the indebtedness created by this Lender Facility Agreement.

(b)The Facility Provider shall provide Lender the opportunity to make changes to its Account identity by enabling Lender to notify the Facility Provider Management through a support ticket followed by an identity verification process.

6.EXPENSES

The Facility Provider Management shall determine and pay all operational costs, fees and expenses incurred by the Facility Provider in connection with this Agreement and the LSFA and the enforcement of the Lenders’ rights thereunder. Facility Provider reserves the right to assess the Lenders’ Accounts in the Facility Provider’s digital wallet to cover the expense of any litigation to collect amounts owed to the Facility Provider by the Borrower.

7.WAIVER

No express or implied waiver by the Lenders of any provision of this Agreement in one instance shall in any way be or be construed to be a waiver as to any other instance.

8.ASSIGNMENT

This agreement shall extend to and be binding upon the Lenders hereto and their respective heirs, executors, administrators, successors and assigns. The Facility Provider shall not be restricted from assignment of any interest hereunder.

If Lender wants to transfer its Account in the Facility, the transferee must first sign a copy of this Lender Facility Agreement and complete the onboarding process with the Facility Provider to create an Account in the Facility Provider’s digital wallet before the Lender’s Digital Assets from its Account may be redeemed and deposited into the transferee’s new account.

9.REPORTING

The Lender will be granted a private link to a website keeping a ledger and running report of all of the Lenders transaction activity with the Facility inside the Facility Provider’s digital wallet (the Lender’s Dashboard or “Running Report”), which includes its Lenders Net Monthly Interest accumulated each month and ongoing tally of the cryptocurrency it has redeemed from the Facility.  The Lender’s Dashboard is the sole record and Accounting method due to the nature of the Services provided and the cryptocurrency in which they render.

LENDER IS RESPONSIBLE FOR REPORTING ANY CRYPTOCURRENCY INCOME YOU EARN FROM YOUR CONTRIBUTION TO OUR FACILITY TO WHATEVER JURISDICTIONS LENDER MAY OWE TAX OR HAVE OTHER REPORTING OBLIGATIONS.  LENDER IS RESPONSIBLE FOR DETERMINING WHAT TAXES LENDER MAY OWE TO THOSE JURISDICTIONS.  PLEASE CONSULT A TAX PROFESSIONAL BEFORE

MAKING YOUR CONTRIBUTION TO THE FACILITY.

10.NON-DISCLOSURE AGREEMENT; AVAILABILITY OF DOCUMENTS FOR DUE DILIGENCE

The Lender and Facility Provider have executed a non-disclosure agreement, an executed copy of which is provided via Docusign, after which the Facility Provider provided Lender with access to the Due Diligence Web Site about the Facility Provider and Borrower, all Risk Factors, Borrower’s Services, Understandings, and the LSFA that the Facility Provider has executed with the Borrower.  Lender hereby represents that it has had an opportunity to review the documents in the Due Diligence Web Site and ask (or have any of its representatives ask) Facility Provider any questions it may have about the information therein and about the LSFA in general, this Lender Facility Agreement, or any of the requisite documents it needs to complete in order to execute this Lender Facility Agreement.

A CONTRIBUTION TO OUR FACILITY IS SPECULATIVE AND INVOLVES A HIGH DEGREE OF RISK. ONLY THOSE PERSONS ABLE TO LOSE THEIR ENTIRE LOAN PRINCIPLE SHOULD MAKE A CONTRIBUTION. PRIOR TO MAKING A LENDING DECISION TO LEND YOUR CRYPTOCURRENCIES. LENDERS SHOULD CAREFULLY READ THE RISK FACTORS IN THIS DOCUMENT AND THE LSFA.

11.SEVERABILITY

If any portion of this Lender Facility Agreement is found not to comply with the laws applicable thereto, then only that portion, and not the entire agreement, shall be void.

12.MODIFICATION

The Facility Provider hereby reserves the right to amend this Agreement without the Lender’s consent to make policy or operational changes and will only need to execute a new Lender Facility Agreement with the Lender in the event Facility Provider deems such changes to be material; in such instance of non-material changes, Lender’s Digital Assets would NOT need to be redeemed from the Facility and redeposited.  In the event of any changes, they will not take effect until the next LSFA Term, providing Lender an opportunity to redeem its Digital Assets if it does not want to continue its participation in the Facility with such changes.

In addition, any missing information due from the Lender, or any modification to this agreement requiring that a portion or section of this document be re-sent for signature, will supersede just that portion or section of this document consummated by Lenders signature and accompanying effective date.

13.GOVERNING LAW

This agreement shall be construed in accordance with and governed by the laws of Dallas County in the state of Texas applicable therein.

THE FACILITY PROVIDER ACKNOWLEDGES AND AGREES THAT NOTWITHSTANDING ANY AMORTIZATION PERIODS, SCHEDULED INSTALLMENT PAYMENTS, TRANSACTION PERIODS, MARGIN REQUIREMENTS, FINAL REPAYMENT DATES, FEES, COVENANTS OR OTHER TERMS OR PROVISIONS OF THIS LENDER FACILITY AGREEMENT, OR ANY ARRANGEMENTS, UNDERSTANDINGS OR AGREEMENTS OUTSIDE THIS LENDER FACILITY AGREEMENT, THE LOANS PROVIDED FOR UNDER THE LOAN FACILITY ARE AVAILABLE AT THE SOLE DISCRETION OF THE LENDER AND MAY BE REQUESTED BY THE LENDER IN WHOLE OR IN PART PRIOR TO THE PENULTIMATE DAY OF THE MONTH AND REDEEMED DURING THE TRANSACTION PERIOD AS DEFINED IN THE LSFA, UPON DEMAND BY THE LENDER.

This Lender Facility Agreement is bound by the Lender’s signature hereto and by its completion of the following Schedules and Annexes.

By signing below, the Lender certifies that the information and representations provided on the foregoing documents are true, correct, and complete, and that Lender has had access and time to review documents provided by Facility Provider in the Due Diligence Web Site:

“FACILITY PROVIDER”	“LENDER”

YieldShare A F03 LLC

a Wyoming Limited Liability Company

By: YieldShare A F03 Mgmt LLC

a Wyoming Limited Liability Company

Signature

Chris Conant

Full Name (print)

Managing Director, YieldShare A F03 Mgmt LLC, the Manager of, YieldShare A F03 LLC

Title (print)

408 Water St.

Waxahachie TX 75165

c2@yieldsharefund.io

__________________________________

LENDER (Entity or Individual Name)

__________________________________

Signature

__________________________________

Full Name (print)

__________________________________

Title (print)

__________________________________

__________________________________

Address

__________________________________

Email

__________________________________

Phone

For each type of cryptocurrency Pairing Lender contributes to the Facility, Lender must complete and execute a separate Annex II to accompany the first deposit of that Pairing.

ADMINISTRATION APPROVALS

I consent to receiving Facility Provider updates via emails from lenders@yieldsharefund.io via Constant Contact (please ensure that emails already sent from Constant Contact are going to your inbox)

_____Yes     _____No

In case we produce YieldShare swag in the future:

T - Shirt Size

_____ Small      _____ Medium      _____ Large      _____ X-Large     _____2X Large     _____3X Large

Sweater / Jacket Size

_____ Small      _____ Medium      _____ Large      _____ X-Large     _____2X Large     _____3X Large

Torso

_____ Short_____Regular     _____Long

Hat Size (Cap)

_____ Small       _____ Medium       _____ Large       _____ X-Large

ANNEX I

Lender Representation Letter and AML Statement

To: YieldShare A F03, LLC and YieldShare A F03 Mgmt LLC

In connection with the Lender’s loan of Pairings of cryptocurrency to the Facility, under Regulation D of the Securities Act of 1933 and all other securities laws and regulations, I hereby represent to you that:

(1)I have been granted access to the Due Diligence Web Site (on One Hub) and have had an opportunity to review the documents therein and ask any questions I may have had about any of them.

(2)I have reviewed the Risk Factors set forth in the LSFA and contained within in Schedule 4, and understand that I may lose my entire loan principle, and that in the event of any default, I may only look to the Borrower and not the Facility Provider for repayment as an unsecured creditor of the Borrower.

(3)I understand that I may redeem my loan at the end of any one (1) month LSFA Term, but if I want to, I must do so before the penultimate day of the calendar month preceding the next Transaction Period.

(4)I have reviewed and agreed to the Facility Provider’s NDA, and will simply direct any referrals to a partner of the YieldShare Facility Provider Management

(5)I have not been convicted of ANY felony in the last Ten (10) years nor been convicted of a misdemeanor for any financial crime or a crime of moral turpitude in the last five (5) years.

(6)I have not been in the past and am not currently under investigation with any governmental or regulatory agency.

(7)My source of funds are not derived from, nor related to, any activity that is illegal or illegitimate or deemed criminal under the laws of the United States, nor are they derived from any account, Person, or entity located in a jurisdiction that: (i) is OFAC prohibited (ii) has been designated a “non-cooperative country or territory” by the Financial Action Task Force on Money Laundering; or (iii) has been designated by the U.S. Secretary of the Treasury as a “primary money laundering concern”.

I understand and agree that you may rely upon the above statements in issuing a legal opinion or other legal documents regarding my loan of Pairings of cryptocurrencies to the Facility  referenced above. Where applicable, “I” and “My” references the corporate entity of the Lender and all of its officers.

Sincerely,

By: _________________________________________Date: ________________________________

Name:_______________________________________

SCHEDULE  1

CONDITION PRECEDENT DOCUMENTS FOR KYC/KYB

Please provide the below documents for KYC/KYB processing purposes:

Required Documents for All Customers
☐	Client Information Form
☐	Yield Liquidity Provider Facility Agreement (incl. Signatories & Bank Details)
☐	Tax Self Certification
☐	US W8 or W9 document
Required Documents for Corporates
☐	Certified copy of Certificate of Incorporation with Certificate of Incumbency/Good Standing
☐	Certified copy of Articles of Association or Statutes / Bylaws / Partnership Deed / LPA with Prospectus (for Funds)
☐	Trade license (proof of regulation)
☐	Register of Board Directors
☐	Certified Passport copies of at least 2 Directors
☐	Authorised Signatories List
☐	Certified Passport copies of Authorised Signatories as per the Account Opening Form
☐	Authorised Traders list (if applicable)
☐	Group Structure showing all Ultimate Beneficiary Owners of more than 10%
☐	Recent Audited Financial Statements
☐	Passport copy of account holder(s)
☐	Proof of listing, if listed:
Required Documents for Individuals
☐	Certified Passport copy or Certified ID
☐	If the account is in joint names, then the same for the other individual
☐	Proof of address, Certified utility bill (less than three months old) or certified tenancy contract
☐	Certified copy of latest one month bank statement - it should be Original or photocopied with original bank stamp.
☐	Documented understanding of the source of wealth
Required Documents for Trusts
☐	Certified Trust Deed (in English)
☐	Certified Memorandum or Letter of Wishes (in English)
☐	Trust latest audited financial statements
☐	Trust legal structure chart
☐	Identification of Settlors
☐	Identification of Trustees
☐	Identification of Beneficiaries
☐	Identification of Protectors
☐	Identification of Enforcers
☐	Identification of other persons with the power to appoint or remove trustees or any other person entitled to receive a distribution
☐	Identification of authorised individuals who can sign the mandate

SCHEDULE 2

FIREBLOCKS WALLET SPECIFICATIONS

Fireblocks digital wallet address(es): for deposits and withdrawals

DO NOT SEND REGULAR BTC TO AN ERC 20 WALLET. YOU WILL LOSE IT.
ONLY SEND WBTC (Wrapped Bitcoin) TO ERC 20 WALLETS.

ETH/WBTC Pool

DEPOSITS - LENDER SENDS TO FACILITY PROVIDER TO THE FOLLOWING WALLET:

ETH - ERC 200x36cCded3327e59c7eF6FA348510014bE8a20fB43

WBTC - ERC 200x36cCded3327e59c7eF6FA348510014bE8a20fB43

Copy Address:

________________________________________________________________

________________________________________________________________

________________________________________________________________

ETH/WBTC Pool

WITHDRAWALS - SENT TO LENDER FROM THIS FACILITY PROVIDER WALLET:

ETH - ERC 200xdE4205ae12367C4F78bce06268dd70bf327405b5

WBTC - ERC 20 0xdE4205ae12367C4F78bce06268dd70bf327405b5

Copy Address:

________________________________________________________________

________________________________________________________________

________________________________________________________________

Facility Provider and Borrower may change wallets as necessary with written notification to the other party and a security wallet and identity verification process by the other party.

continued…

SCHEDULE 3

LENDER SUITABILITY QUESTIONNAIRE

Qualified Purchasers may skip Part I, Part III and Part V

Individual Lenders who have completed Part I of this agreement may skip Parts II, III, and V.

Entity Lenders who have completed Part I and Exhibit A of this Agreement may skip Parts II and III.

Benefit Plan Lenders who have completed Part I of this Agreement may skip Parts II and V.

The Lender hereby certifies pursuant to the Liquidity Supplier Facility Agreement attached hereto as follows:

Certification under U.S. Laws

The Lender is a “U.S. Person” (as defined in attached hereto).

Yes ___________No ___________

If the Lender is not a U.S. Person, please skip Part I and Part II of this Annex A.

PART I.ACCREDITED / NON-ACCREDITED  LENDER STATUS

The Lender represents and warrants that the Lender is an “accredited investor” within the meaning of Rule 501 of Regulation D under the U.S. Securities Act of 1933, as amended (the “Securities Act”), and has checked the box or boxes below that are next to the categories under which the Lender qualifies as an accredited investor:

FOR NON-ACCREDITED INDIVIDUALS OR ENTITIES:

☐	(a)	An entity, including a grantor trust, in which some or all of the equity owners are NOT accredited investors, regardless of when the entity was formed and the purpose thereof.
☐	(b)

A natural person with individual “net worth” (or joint “net worth” with the Lender’s spouse) is LESS than US$1,000,000 or a natural person with individual income (without including any income of the Lender’s spouse) that is LESS than US$200,000, or joint income with spouse that is LESS than US$300,000, in each of the two most recent years.

☐	(c)

Any individual or entity with prior investment, cryptocurrency, lending or liquidity pool experience that understands the cryptocurrency lending risks of this Reg D but does not qualify under any of the accredited or qualified purchaser options below.

FOR ACCREDITED INDIVIDUALS:

☐	(d)

A natural person with individual “net worth” (or joint “net worth” with the Lender’s spouse) in excess of US$1,000,000 (not including personal residence in determination of net worth) or is an employee or Director of a Fund Management Company

☐	(e)

A natural person with individual income (without including any income of the Lender’s spouse) in excess of US$200,000, or joint income with spouse in excess of US$300,000, in each of the two most recent years and who reasonably expects to reach the same income level in the current year.

FOR ACCREDITED ENTITIES:

☐	(f)

An entity, including a grantor trust,  in  which  all  of  the  equity  owners  are accredited  investors  (for this purpose, a beneficiary of a trust is not an equity owner, but grantor of a grantor trust is an equity owner).

☐	(g)

A “bank” as defined in Section 3(a)(2) of the Securities Act or any savings and loan  association  or  other  institution  as  defined  in  Section  3(a)(5)(A)  of  the Securities Act, whether acting in its individual or fiduciary capacity

☐	(h)	An “insurance company” as defined in Section 2(a)(13) of the Securities Act.
☐	(i)	Is a broker-dealer registered pursuant to Section 15 of the U.S. Securities Exchange Act of 1934, as amended
☐	(j)	An investment company registered under the U.S. Investment Company Act of 1940, as amended (the “Investment Company Act”).
☐	(k)	A “business development company” as defined in Section 2(a)(48) of the Investment Company Act.
☐	(l)	A small business investment company licensed by the U.S. Small Business Act of 1958, as amended. Administration under Section 301(c) or (d) of the U.S. Small Business Investment
☐	(m)	A “private business development company” as defined in Section 202(a)(22) of the U.S. Investment Advisers Act of 1940, as amended (the “Investment Advisers Act”).
☐	(n)

An  organization  described  in  Section  501(c)(3)  of  the  U.S.  Internal  Revenue Code of 1986, as amended (the “Code”), a corporation, Massachusetts or similar business trust, limited liability company or partnership, not formed for the specific purpose of acquiring the Shares, with total assets in excess of US$5,000,000.

☐	(o)

A trust with total assets in excess of US$5,000,000  not formed for the specific purpose of acquiring the Shares, whose purchase is directed by a person with knowledge  and  experience  in  financial  and  business  matters  as  to  be capable of evaluating the merits and risks of an investment in the Shares.

☐	(p)

An employee benefit plan within the meaning of the U.S. Employee Retirement Income Security Act of 1974, as amended (“ERISA”), if the decision to invest in the Shares is made by a plan fiduciary, as defined in Section 3(21) of ERISA, which  is  either  a  bank,  savings  and  loan  association,  insurance  company  or registered investment adviser, or if the employee benefit plan has total assets excess of US$5,000,000 or, if a self-directed plan, with investment made solely by persons that are accredited investors.

☐	(q)

A plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if the plan has total assets in excess of US$5,000,000.

☐	(r)

A “knowledgeable employee,” or “affiliated person” as defined in Rule 3c-5(a)(4) under the Investment Company Act of 1940 (the “Investment Company Act”), of the private fund issuer of the securities being offered or sold.

☐	(s)

A professional in good standing with one or more of the following certifications, designations and/or credentials: Licensed General Securities Representative (Series 7); a Licensed Investment Adviser Representative (Series 65); and/or a Licensed Private Securities Offerings Representative  (Series 82).

PART II.QUALIFIED PURCHASER STATUS

The Lender represents and warrants that it is a “qualified purchaser” as defined in Section 2(a)(51) of the Investment Company Act and Rule 2a51-1 promulgated thereunder, and has checked the box or boxes below that are next to the categories under which the Lender qualifies as a qualified purchaser. In order to complete the following information, the Lender must read Annex  A-1  and  A-2  attached  hereto  for  the  definition  of  “investments”  and  for information regarding the “valuation of investments,” respectively:

☐	(a)

A natural person (including any person who holds a joint, community property or other similar shared ownership interest in  the  Company with  that  person’s qualified   purchaser   spouse)   who   owns   not   less   than   US$5,000,000   in “investments.”

☐	(b)

A company,  partnership  or  trust  that  owns  not  less  than  US$5,000,000 in “investments” and that is owned directly or indirectly by or for two or more natural persons who are related as siblings or spouse (including former spouses), direct lineal descendants by birth or adoption, spouses of such persons, estates of such persons, or foundations, charitable organizations or trusts established by or for the benefit of such persons (a “Family Company”).

☐	(c)

A person or entity, acting for its own account or the accounts of other qualified purchasers, that in the aggregate owns and invests on a discretionary basis not less than US$25,000,000 in “investments.”

☐	(d)

A trust that is not covered by (b) above as to which the trustee or other person authorized to make decisions with respect to the trust, and each settlor or other person who has contributed assets to the trust, is a person described in clause (a), (b), or (c) above.

☐	(e)

A “qualified institutional buyer” (as defined in paragraph (a) of Rule 144A under the Securities Act), acting for its own account, the account of another qualified institutional  buyer, or the account of a qualified purchaser;  provided,  that (i) a dealer described  in paragraph  (a)(1)(ii) of Rule 144A under the Securities  Act shall  own  and  invest  on  a  discretionary  basis  at  least  US$25,000,000   in securities of issuers that are not affiliated persons of the dealer; and (ii) a plan referred to in paragraph (a)(1)(i)(D) or (a)(1)(i)(E) of Rule 144A under the Securities Act, or a trust Company referred to in paragraph (a)(1)(i)(F) of Rule 144A under the Securities Act that holds the assets of such a plan, will not be deemed to be acting for its own account if investment decisions with respect to the plan are made by the beneficiaries of the plan, except with respect to investment decisions made solely by the fiduciary, trustee, or sponsor of such plan.

☐	(f)	A company, limited liability company, partnership or trust, each beneficial owner of the securities of which is a qualified purchaser described above.

PART III.BENEFIT PLAN MATTERS

The  following  questions  are intended  to establish  whether  the Lender  is a “benefit  plan lender”. Section 3(42) of ERISA sets forth the definition of “benefit plan investor” for purposes of determining the applicability of ERISA to investment funds. Under Section 3(42) of ERISA, an investor is a “benefit plan investor” if it is:

(a)an employee benefit plan subject to Title I, Part 4 of ERISA;

(b)a plan subject to Section 4975 of the Code; or

(c)an entity (including  an insurance  company  general account) whose underlying assets are deemed to include “plan assets” within the meaning of ERISA and U. S. Department of Labor Regulation 29 C.F.R. 2510.3-101, as modified by Section 3(42)  of ERISA  (the  “Plan  Asset  Regulation”)  by reason  of investment in the entity by employee benefit plans and accounts subject to Title I, Part 4 of ERISA and plans subject to Section 4975 of the Code.

The Benefit Plan Lender is:

(d)An individual retirement account (a plan subject to Section 4975 of the Code).

(e)An employee benefit plan or trust that is subject to the provisions of ERISA. (This includes  U.S.  pension  plans  and  U.S.  profit-sharing  and  401(k)  plans,  but generally does not include U.S. governmental plans, church plans that have not elected to be subject to ERISA and non-U.S. employee pension plans.)

(f)An individual retirement (a plan subject to Section 4975 of the Code).

(g)A Keogh Plan (a plan subject to Section 4975 of the Code).

(h)Another plan described in Section 4975(e)(1) of the Code - including an annuity plan described in Section 403(a) of the Code.

(i)An employee benefit plan or trust that is subject to the provisions of ERISA. (This includes  U.S.  pension  plans  and  U.S.  profit-sharing  and  401(k)  plans,  but generally does not include U.S. governmental plans, church plans that have not elected to be subject to ERISA and non-U.S. employee pension plans.)

(j)An entity whose underlying assets are deemed to include “plan assets” within the meaning of the Plan Asset Regulation by reason of an employee benefit plan, plan or account’s investment in the entity.

Specify percentage of assets of the entity that is considered “plan assets” _________%.

(k)An  insurance  company  investing  general  account  assets _______ % of which are considered plan assets for purposes of ERISA.

(l)Not a Benefit Plan Lender.

Specify if you are a governmental or foreign plan or other entity subject to laws, rules or regulations substantially similar to Section 406 of ERISA or Section 4975 of the Code or that govern the investment of assets of a governmental plan.  If yes, specify the law, rule or regulation.

___________________________________________________________________________________

The Lender agrees to promptly notify the Borrower in writing if there is any change in the information or percentages set forth above and at such time or times as the Borrower may request.

PART IV.CERTIFICATIONS TO “DISQUALIFYING EVENTS”

The Lender represents and warrants that it has not been the subject of any Disqualifying Event as set forth in Rule 506 of the Securities Act, and has checked each of the boxes below that are next to the represents and warrants that the Lender agrees to make.   In order to initial the following representations and warrants, the Lender must read Annex A-1 attached hereto for the definition of “Disqualifying Event”:

___________ (initial) The Lender represents that neither the Lender nor any Underlying Beneficial Owner has been the subject of any Disqualifying Event (i.e. bad actor, felony financial crime, etc.)

___________ (initial)  The Lender agrees to notify the Director in writing promptly if there is, or is likely to be, any change with respect to the preceding representation and to provide such further information as the Director or the Director’s  administrator  or  their  agents  may  reasonably  request  to  confirm  the foregoing representation.

The Lender understands he/she is required to make the representations and covenant in this section only if the Lender is a person having a relationship to the Company of the type contemplated by paragraph (1) of Rule 506(d) of Regulation D under the U. S. Securities Act of 1933 (such a person often is referred to as a Rule 506(d) “Regulation D covered person” generally includes any (i) Shareholder that is a beneficial owner of at least 20% of the loan to the Borrower,  (ii) is the Director or any officer of the Company or its affiliates, or (iv) is a paid solicitor acting for the Company and any director or officer or certain affiliates of such a solicitor).

___________ (initial)  The Lender represents that it will identify itself to the Director if it is, or at any time is likely to become such a “Regulation D covered person”.

PART V. SUPPLEMENTAL INVESTOR REPRESENTATIONS

(REQUIRED FOR CORPORATE ENTITIES OR TRUSTS)

Ownership. In order to accurately count the number of beneficial owners of the Fund, please specify the number of beneficial owners of the outstanding securities (other than short-term paper) of the Investor and any existing or prospective investors of the Company that control, are controlled by, or are under common control with the Investor (such other investors referred to as “Affiliated Investors”): _________________________ [Insert Number]

Investment Representation. Please check the appropriate true or false response to each of the following statements.

☐True☐ FalseThe Investor was not organized or recapitalized (and is not to be recapitalized) for the specific purpose of acquiring the units of the Fund (the “Units”). The term “recapitalized” shall include new investments made in the Investor solely for the purpose of financing its acquisition of the Units and not made pursuant to a prior financial commitment.

☐True☐ FalseThe Investor represents and warrants that neither Investor nor any Affiliated Investor has been structured or operated for the purpose of circumventing the registration requirements of the Investment Company Act.

☐True☐ FalseTo the best of the Investor’s knowledge, the Investor does not control, nor is it controlled by, or under common control with, any other investor of the Company. [If this box is checked False, please identify the entity]:

____________________________________________________

☐True☐ FalseThe Investor has made investments prior to the date hereof or intends to make investments in the near future and each beneficial owner of interests in the Investor has and will share in the same proportion of each such investment.

☐True☐ FalseThe Investor’s investment in the Company will not constitute more than 40% of the Investor’s assets (including for this purpose any committed capital for an Investor that is an investment fund). The term “committed capital” includes all amounts which have been contributed to the Investor by its shareholders, partners, members or other beneficial owners plus all amounts which such Persons remain obligated to contribute to the Investor.

[continued on following page]

☐True☐ FalseThe governing documents of the Investor require that each beneficial owner of the Investor, including, but not limited to, shareholders, partners and beneficiaries, participate through such beneficial owner’s interest in the Investor in all of the Investor’s investments and that the profits and losses from each such investment are shared among such beneficial owners in the same proportions as all other investments of the Investor. No such beneficial owner may vary such beneficial owner’s share of the profits and losses or the amount of such beneficial owner’s contribution for any investment made by the Investor.

The Lender understands that the foregoing information shall be relied upon by the Borrower for the purpose of determining the eligibility of the Lender to lend the digital assets. The Lender agrees to notify the Borrower promptly if any representation, warranty or information contained in the Agreement, including this Lender Suitability Questionnaire, becomes untrue at any time. The Borrower agrees to provide such information  and execute and deliver such documents  regarding  itself and all of its beneficial owners  as the Borrower  may reasonably  request  from time to time to determine  the eligibility of the Lender to purchase the Shares, to verify the accuracy of the Lender's representations and warranties herein or to comply with any law, rule or regulation to which the Borrower  may  be  subject,  including  compliance   with  anti-money  laundering  laws  and regulations. To the fullest extent permitted by law, the Lender agrees to indemnify and hold harmless  the  Borrower thereof  from  and against any loss, damage or liability due to or arising out of a breach of any representation, warranty or agreement of the Lender contained in the Agreement (including the Lender Suitability Questionnaire) or in any other document provided by the Lender to the Borrower or  in  any  agreement  (other  than  the Agreement)  executed  by  the Lender with the Borrower in connection with the Lender's borrowing of the digital assets .

PART VI. SIGNATURES

I warrant the above information is true and correct. Additional KYC details to follow.

Date: ______________

Partnership, Trust Limited Liability Company or Other Entity Lenders	Individual

Name of Entity (Print)	Name (Print)

Signature	Signature

CONFIDENTIAL

ANNEX III

CLIENT INFORMATION FORM

LENDER INFORMATION

Lender Name (Person or Entity):
Contact name (if different):
E-mail address (primary):
E-mail address (secondary):
Phone:
Address:
Driver’s license state and number:
Date of birth:
Citizenship:
Tax ID or SS#:
Employer:

Other residences: Identify any other state where you own a residence, are registered to vote, pay income taxes, or hold a driver’s license, and describe your connection with such state.
Intended manner of holding Units:	☐Individually ☐Married filing Joint ☐Joint Tenants ☐Tenants in common	☐Corporation/LLC ☐Partnership ☐Trust ☐Benefit Plan/IRA
If an entity, list jurisdiction and date formed:
Is the Lender an entity subject to the requirements of ERISA?

Is the Lender a U.S. pension trust or governmental plan qualified under Section 401(a) of the Internal Revenue Code (the “Code”) or a U.S. tax-exempt organization qualified under Section 501(c)(3) of the Code?

Is the Lender a registered investment company or a private investment fund that is not registered under the Investment Company Act of 1940 in reliance on Section 3(c)(1) or 3(c)(7)?

SCHEDULE 4RISK FACTORS (FROM LSFA DOCUSIGN)

DocuSign Envelope ID: C3AF591A-AF54-4EA3-BE14-CFC7191BF562

SCHEDULE 4 RISK FACTORS

RISK FACTORS AND POTENTIAL CONFLICTS OF INTEREST

Prior to making loan to the Facility Provider and ultimately to the Borrower (YieldShare Ltd.), prospective lenders must rely on their own due diligence and should carefully consider all the information set forth in this Schedule, and in particular, should evaluate the risk factors outlined below which, individually or together, may have a material adverse effect on the Borrower, Facility Provider (Fund), Lender, and Facility.

THE FOLLOWING LIST OF RISK FACTORS DOES NOT PURPORT TO BE A COMPLETE ENUMERATION OF THE RISKS INVOLVED IN LENDING FACILITY TO THE FACILITY PROVIDER TO THE BORROWER. PROSPECTIVE LENDERS SHOULD READ THE COMPANY DOCUMENTS AND VIEW THE DUE DILIGENCE WEB SITE IN THEIR ENTIRETY AND CONSULT WITH THEIR OWN ADVISERS BEFORE DECIDING TO PARTICIPATE IN A CRYPTOCURRENCY LIQUIDITY POOL.

RISKS RELATING TO FACILITY

Future and Past Performance

The performance of the Borrowers' prior liquidity pools is not necessarily indicative of the Borrower's future results. While the Borrower intends to have estimated returns commensurate with the risks undertaken, there can be no assurance that any target House Monthly Net Yield Rate will be achieved. On any given contribution of cryptocurrency, even lended, loss of principal is possible.

The Borrower or Facility Provider may from time to time be subject to legal proceedings and government proceedings

Legal proceedings against the Borrower or Facility Provider relating to investments may arise from time to time. There can be no assurance that the Borrower or Facility Provider will not be involved in such proceedings or that the outcome of these proceedings will not adversely affect the financial condition, results of operation or cash flow to the Lender.

Interest rate risks

The Borrower may make rebalancing commitments which are exposed to interest rate, gas fee or exchange fee risks. To the extent prevailing rates change, do so to a larger extent or in a different way than anticipated by the Borrower, the Borrower could suffer significant financial losses. Changes in rates may also affect the Lender's short term loans, having a negative impact on the Borrower's yield profitability.

In-Kind Payments

Although the Borrower does not intend to make payments in kind, under certain circumstances a Lender may receive Digital Assets in lieu of, or in combination with, cash or fiat currency. Such distributions may include interests in the Borrower's underlying investment portfolio of Digital Assets.

RISKS RELATING TO MANAGEMENT

Limited Operating History

The Borrower and Facility Provider has a limited operating history upon which prospective and current Lenders can evaluate their anticipated performance. The liquidity pool operators and Directors of the Borrower have been using strategies similar to some of the strategies described herein for several years. However, there can be no assurance that the Borrower, Operators or the Directors will be successful.

DocuSign Envelope ID: C3AF591A-AF54-4EA3-BE14-CFC7191BF562

Dependence on Counterparties and Service Providers

The Borrower is also dependent upon its counterparties and the businesses that are not controlled by the Borrower (the "**Service Providers**"). Examples of Service Providers include the Administrator, Legal Counsel, Decentralized Exchanges, Secure Wallet Systems, Insurers, Operators, Cryptocurrency Exchanges, Custodian and the Auditors. Errors are inherent in the business and operations of any business, and although the Borrower will adopt measures to prevent and detect errors by, and misconduct of, counterparties and Service Providers, and transact with counterparties and Service Providers it believes to be reliable, such measures may not be effective in all cases. In particular, the Borrower's technology diligence on digital asset counterparties may not identify all security vulnerabilities and risks, which is especially pertinent given the limited (but growing) number of viable digital asset counterparties. Any errors or misconduct could have a material adverse effect on the Borrower. The absence of a direct contractual relationship between the Lender and the relevant Service Provider, no Lender will have any contractual claim against any Service Provider for any reason related to its services to the Borrower. Instead, the proper plaintiff in an action in respect of which a wrongdoing is alleged to have been committed against the Borrower's, as the case may be, by the relevant Service Provider is, prima facie, the Borrower's, as the case may be.

Investment and Due Diligence Process

Before making investments, the Lender will conduct due diligence that it deems reasonable and appropriate based on the facts and circumstances applicable to each liquidity pool. When conducting due diligence, the Lender may be required to evaluate important and complex business, financial, tax, accounting and legal issues. When conducting due diligence and making an assessment regarding an investment, the Lender will rely on the resources reasonably available to it, which in some circumstances, whether or not known to the Lender at the time, may not be sufficient, accurate, complete or reliable. Due diligence may not reveal or highlight matters that could have a material adverse effect on the value of the principle.

Increased Regulatory Oversight

Increased regulation (whether promulgated under securities laws or any other applicable law) and regulatory oversight of, and changes in law applicable to, private investment funds and their managers, especially with respect to private lending funds investing in Digital Assets and equity investments, may impose administrative burdens on the Directors, including, without limitation, responding to examinations and other regulatory inquiries and implementing policies and procedures. Such administrative burdens may divert the Borrower's time, attention and resources from liquidity pool management activities to responding to inquiries, examinations and enforcement actions (or threats thereof). Regulatory inquiries often are confidential in nature, may involve a review of an individual's or a firm's activities or may involve studies of the industry or industry practices, as well as the practices of a particular institution.

RISKS RELATING TO DIGITAL ASSETS

Loss or Destruction of the Private Key

Any ownership of cryptocurrencies, or investments in the form of cryptocurrencies, will be lost indefinitely if private keys are lost or destroyed as a result of the highly decentralized and highly encrypted nature of cryptocurrencies. Though the loss of the private keys in and of itself does not necessarily mean that unscrupulous parties will take immediate possession of the cryptocurrencies held by the owner; however, if the keys are stolen, there is a risk that the cryptocurrencies will be taken.

|Digital Assets Generally

The investment characteristics of Digital Assets (which term includes, but is not limited to, virtual currencies, crypto-currencies, and digital coins and tokens), generally differ from those of traditional currencies, commodities or securities. Importantly, Digital Assets are not backed by a central bank or a national, supra-national or quasi-national organization, any hard assets, human capital, or other form of credit. Rather, Digital Assets are market-based: a Digital

DocuSign Envelope ID: C3AF591A-AF54-4EA3-BE14-CFC7191BF562

Asset's value is determined by (and fluctuates often, according to) supply and demand factors, the number of merchants that accept it, and the value that various market participants place on it through their mutual agreement, barter or transactions.

Cybersecurity

Risks, Cybersecurity incidents and cyber-attacks have been occurring globally at a more frequent and severe level and will likely continue to increase in frequency in the future. The Borrower will seek to prevent and mitigate any such incidents but there is no guarantee that it will be successful in such efforts. A cybersecurity incident could have numerous material adverse effects on the Borrower. Such incidents could impair the operations, liquidity and financial condition of the Borrower, amongst other potential threats and risks. Cyber threats and/or incidents could cause financial costs from the theft of Borrower assets (including proprietary information and intellectual property) as well as numerous unforeseen costs including, but not limited to: litigation costs, preventative and protective costs, remediation costs and costs associated with reputational damage.

Cryptocurrencies

Cryptocurrency exchanges have in the past been suspended or closed due to fraud, failure or security breaches. In many of these instances, the customers of such cryptocurrency exchanges were not compensated or made whole for the partial or complete losses of their account balances. Any of the Borrower's assets that reside on a cryptocurrency exchange that shuts down may be lost. The methodologies for determining a cryptocurrency's market price are new and untested. Such methodologies may now or in the future contain inherent flaws that may adversely affect the ability to determine a cryptocurrency's market price. Cryptocurrencies are created, issued, transmitted and stored according to protocols run by computers in a cryptocurrency network. It is possible these protocols have hidden flaws that could result in the loss of some or all assets held by the Borrower. There may also be network scale attacks against these protocols or server hosts that result in the loss of some or all of assets held by the Borrower. Some assets held by the Borrower may be created, issued or transmitted using experimental cryptography which could have underlying flaws. Advancements in quantum computing could break the cryptographic rules of protocols that support the assets held by the Borrower. The Borrower makes no guarantees about the reliability of the cryptography used to create, issue or transmit assets held by the Fund. The impact of geopolitical events on the supply and demand for cryptocurrencies is uncertain. The further development and acceptance of the cryptographic, algorithmic, and other applicable protocols governing the issuance of and transactions in cryptocurrencies, which represents a new and rapidly changing industry, is subject to a variety of factors that are difficult to evaluate. The slowing or stopping of the development or acceptance of these protocols may adversely affect any investment in a cryptocurrency. Currently, there is relatively small use of cryptocurrencies in the retail and commercial marketplace in comparison to relatively large use by speculators (including, but not limited to, high frequency traders using automated trading systems seeking to take advantage of arbitrage opportunities in cryptocurrencies and the various cryptocurrency exchanges), thus contributing to price volatility.

Digital Asset Exchanges

General The exchanges on which Digital Assets trade are relatively new and largely unregulated and may therefore be more exposed to theft, fraud and failure than established, regulated exchanges for other products. Digital Asset exchanges may be start-up businesses with no institutional backing, limited operating history and no publicly available financial information. Exchanges generally require fiat currency funds to be deposited in advance in order to purchase Digital Assets, and no assurance can be given that those deposit funds can be recovered. Additionally, upon sale of Digital Assets, fiat currency proceeds may not be received from the exchange for several business days. The participation in exchanges requires users to take on credit risk by transferring Digital Assets from a personal account to a third-party's account. The Borrower will take credit risk of an exchange every time it transacts.

Digital Asset exchanges may impose daily, weekly, monthly or customer-specific transaction or distribution limits or suspend withdrawals entirely, rendering the exchange of Digital Assets for fiat currency difficult or impossible. Additionally, Digital Asset prices and valuations on Digital Asset exchanges have been volatile and subject to influence by many factors including the levels of liquidity on exchanges and operational interruptions and disruptions. The prices and valuation of Digital Assets remain subject to any volatility experienced by Digital Asset exchanges, and any such volatility can adversely affect an investment in the Fund.

DocuSign Envelope ID: C3AF591A-AF54-4EA3-BE14-CFC7191BF562

Digital Asset exchanges are appealing targets for cybercrime, hackers and malware. It is possible that while engaging in transactions with various Digital Asset exchanges located throughout the world, any such exchange may cease operations due to theft, fraud, security breach, liquidity issues, or government investigation. In addition, banks may refuse to process wire transfers to or from exchanges.

Non-U.S. Operations
Digital Asset exchanges may operate outside of the United States. The Borrower may have difficulty in successfully pursuing claims in the courts of such countries or enforcing in the courts of such countries a judgment obtained by the Borrower in another country. In general, certain less developed countries lack fully developed legal system and bodies of commercial law and practices normally found in countries with more developed market economies. These legal and regulatory risks may adversely affect the Borrower and its operations and investments.

Risks of Buying or Selling Digital Assets
The Borrower may transact with private buyers or sellers or Digital Asset exchanges. The Borrower will take on credit risk every time it purchases or sells Digital Assets, and its contractual rights with respect to such transactions may be limited. Although the Borrower's transfers of Digital Assets or fiat currency will be made to or from a counterparty which the Directors believes is trustworthy, it is possible that, through computer or human error, or through theft or criminal action, the Borrower's Digital Assets or fiat currency could be transferred in incorrect amounts or to unauthorized third parties. To the extent that the Borrower is unable to seek a corrective transaction with such third party or is incapable of identifying the third party which has received the Borrower's Digital Assets or fiat currency (through error or theft), the Borrower will be unable to recover incorrectly transferred Digital Assets or fiat currency, and such losses will negatively impact the Borrower.

Fluctuations in the Market Price of Cryptocurrencies

The value of the Units relates directly to the value of the cryptocurrencies held directly or indirectly by the Borrower, and fluctuations in the price of cryptocurrencies could materially and adversely affect an investment. Several factors may affect the price of cryptocurrencies, including: the total number of cryptocurrencies in existence; global demand; global supply; investors' expectations with respect to the rate of inflation of fiat currencies; investors' expectations with respect to the rate of deflation of cryptocurrencies; interest rates; currency exchange rates, including the rates at which cryptocurrencies may be exchanged for fiat currencies; fiat currency withdrawal and deposit policies of cryptocurrency exchanges and liquidity of such cryptocurrency exchanges; interruptions in service from or failures of major cryptocurrency exchanges; cyber theft of cryptocurrencies from online digital wallet providers, or news of such theft from such providers or from individuals' digital wallets; investment and trading activities of large investors; monetary policies of governments, trade restrictions, currency devaluations and revaluations; regulatory measures, if any, that restrict the use of cryptocurrencies as form of payment or the purchase of cryptocurrencies on the market; the availability and popularity of business that provide cryptocurrency-related services; the maintenance and development of the open-source software protocol of the cryptocurrency network; increased competition from other forms of cryptocurrency or payments services; global or regional political, economic or financial events and situations; expectations among cryptocurrency economy participants that the value of cryptocurrencies will soon change; and fees associated with processing a cryptocurrency transaction.

In addition, lenders should be aware that there is no assurance that cryptocurrencies will maintain their long-term value in terms of future purchasing power or that the acceptance of cryptocurrency payments by mainstream retail merchants and commercial businesses will continue to grow. Lenders should be aware that market fluctuations could also severely impact the yield produced by liquidity pools even to zero and in rare cases, even negatively. In the event that the price of cryptocurrencies declines, the Directors expect the value of principle to decline proportionately.

Cryptocurrencies represent a speculative investment and involve a high degree of risk. As relatively new products and technologies, cryptocurrencies have not been widely adopted as a means of payment for goods and services by major retail and commercial outlets. Conversely, a significant portion of the demand for cryptocurrencies is generated by speculators and investors seeking to profit from the short or long-term holding of cryptocurrencies. The relative lack of acceptance of cryptocurrencies in the retail and commercial marketplace limits the ability of end-users to pay for goods and services with cryptocurrencies. A lack of expansion by cryptocurrencies into retail and commercial markets, or a contraction of such use, may result in increased volatility.

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Regulatory Framework relating to Cryptocurrencies

It may be illegal, now or in the future, to own, hold, sell or use cryptocurrencies in one or more countries, including the United States and Canada. Although currently cryptocurrencies are generally either not regulated or lightly regulated in most countries, one or more countries may take regulatory actions in the future that severely restricts the right to acquire, own, hold, sell or use cryptocurrencies or to exchange cryptocurrencies for fiat currency. Such an action may restrict the Borrower's ability to hold or trade cryptocurrencies, and could result in termination and liquidation of the Borrower at a time that is disadvantageous to unitholders, or may adversely affect a loan held by the Borrower. Additional conditions may be imposed on investment Borrower managers, portfolio managers or on any other person that may adversely affect the Borrower.

The tax rules applicable to an investment in cryptocurrency may be uncertain and the tax consequences to the Borrower of an investment in a cryptocurrency could differ from the Borrower's expectations (if any).

Risk of Loss, Theft or Destruction of the Borrower's Cryptocurrencies

There is a risk that some or all of the Borrower's cryptocurrencies could be lost, stolen or destroyed. If the Borrower's cryptocurrencies are lost, stolen or destroyed under circumstances rendering a party liable to the Borrower, the responsible party may not have the financial resources sufficient to satisfy the Borrower's claim. Also, although the cryptocurrency custodians uses security procedures with various elements, such as redundancy, segregation and cold storage, to minimize the risk of loss, damage and theft, neither the cryptocurrency custodians nor YieldShare Fund Managers can guarantee the prevention of such loss, damage or theft, whether caused intentionally, accidentally or by an act of God. Access to the Borrower's cryptocurrencies could also be restricted by natural events (such as an earthquake or flood) or human actions (such as a terrorist attack).

Third Party Wallet Providers

The Borrower intends to use third party wallet providers to hold the Borrower's Digital Assets. The Borrower may have a high concentration of its Digital Assets in one location or with one third party wallet provider, which may be prone to losses arising out of hacking, loss of passwords, compromised access credentials, malware, or cyber-attacks. The Borrower is not required to maintain a minimum number of wallet providers to hold the Borrower's Digital Assets. Certain third-party wallet providers may not indemnify the Borrower against any losses of Digital Assets. Digital Assets held by third parties could be transferred into "cold storage" or "deep storage," in which case there could be a delay in retrieving such Digital Assets. The Borrower may also incur costs related to third party storage.

Reliance on Digital Asset Service Providers

Due to audit and operational needs, there will be individuals who have information regarding the Borrower's security measures. Any of those individuals may purposely or inadvertently leak such information. Further, several companies and/or financial institutions (including banks) may provide support to the Borrower related to the buying, selling, and storing of Digital Assets. To the extent service providers no longer support the Borrower or cannot be replaced, an investment in the Borrower may be adversely affected.

Risks of Uninsured Losses

Though the Borrower may seek to insure its Digital Asset holdings, it may not be possible, either because of a lack of available policies or because of prohibitive cost, for the Borrower to obtain insurance of any type that would cover losses associated with Digital Assets. If an uninsured loss occurs or a loss exceeds policy limits, the Borrower could lose a portion or all of its assets.

Response to Changing Security Needs

As technological change occurs, the security threats to the Borrower's cryptocurrencies will likely adapt and previously unknown threats may emerge. The Borrower's and the cryptocurrency custodians' ability to adopt technology in response to changing security needs or trends may pose a challenge to the safekeeping of the Borrower's

DocuSign Envelope ID: C3AF591A-AF54-4EA3-BE14-CFC7191BF562

cryptocurrencies. To the extent that the Borrower or the cryptocurrency custodians are unable to identify and mitigate or stop new security threats, the Borrower's cryptocurrencies may be subject to theft, loss, destruction or other attack.

Irrevocability of Cryptocurrency Transaction

Cryptocurrency transactions are irrevocable and stolen or incorrectly transferred cryptocurrencies may be irretrievable. Cryptocurrency transactions are not reversible without the consent and active participation of the recipient of the transaction. Once a transaction has been verified and recorded in a block that is added to the blockchain, an incorrect transfer of cryptocurrencies or a theft of cryptocurrencies generally will not be reversible and the Borrower may not be capable of seeking compensation for any such transfer or theft. To the extent that the Borrower is unable to seek a corrective transaction with the third party or is incapable of identifying the third party that has received the Borrower's cryptocurrencies through error or theft, the Borrower will be unable to revert or otherwise recover incorrectly transferred cryptocurrencies. The Borrower will also be unable to convert or recover cryptocurrencies transferred to uncontrolled accounts.

Potential Failure to Maintain the Cryptocurrency Network

The cryptocurrency network operates based on an open-source protocol maintained by the core developers of the cryptocurrency network and other contributors dedicated to cryptocurrency development. As the cryptocurrency network protocol is not sold and its use does not generate revenues for its development team, the core cryptocurrency network protocol is not sold and its use does not generate revenues for its development team, the core developers are generally not compensated for maintaining and updating the cryptocurrency network protocol. Consequently, there is a lack of financial incentive for developers to maintain or develop the cryptocurrency network and the core developers may lack the resources to adequately address emerging issues with the cryptocurrency network protocol. Although the cryptocurrency network is currently supported by the core developers, there can be no guarantee that such support will continue or be sufficient in the future. To the extent that material issues arise with the cryptocurrency network protocol and the core developers and opensource contributors are unable to address the issues adequately or in a timely manner, the cryptocurrency network and an investment in the Units may be adversely affected.

Internet Disruptions

A disruption of the internet may affect cryptocurrency operations, which may adversely affect the cryptocurrency industry and an investment in the Borrower. Cryptocurrency networks' functionality relies on the internet. A significant disruption of internet connectivity (i.e., affecting large numbers of users or geographic regions) could prevent cryptocurrency networks' functionality and operations until the internet disruption is resolved. An internet disruption could adversely affect an investment in the Borrower or the ability of the Borrower to operate.

Manipulation

Foreign jurisdictions or actors may seek to manipulate currency prices. Any such manipulations are difficult to predict and may have a material adverse effect on the Borrower.

RISKS RELATING TO THE BORROWER

Limited Operating History

The Borrower is a newly formed entity. The Borrower has no operating history. The Borrower is subject to many investment risks and uncertainties associated with any new financial services business, including the risk that the Borrower will not achieve its investment objective.

Dependence on Key Persons

The success of the Borrower will depend upon the ability of the individuals employed by or subcontracted with the Borrower to source, select, evaluate, complete and realise appropriate investments. The Borrower is largely dependent upon the expertise of key individuals in providing asset management and advisory services with respect to investments. The loss of one or more senior investment professionals or other key individuals could have a material adverse effect

DocuSign Envelope ID: C3AF591A-AF54-4EA3-BE14-CFC7191BF562

on the performance of the Borrower. Although these individuals will devote an appropriate amount of their time to achieve the investment objectives of the Borrower, such individuals may advise and manage other investments and investment funds/companies, including, possibly, newly established investment funds/companies.

Lack of Independent Representatives

The Borrower has consulted with counsel, accountants and other experts regarding the formation of the Borrower. Such personnel are accountable to the Borrower only. Each prospective lender should consult his own legal, tax and financial advisers regarding the desirability of lending liquidity to the fund and ultimately the Borrower.

Limitation of Liability

The Borrower's or the Borrower's Service Providers (including, without limitation, the Directors, lawyers, accountants) may limit their liability under the terms of their engagement, which may limit the Borrower's rights of possible recourse against such service providers.

Limited Recourse, Indemnification and Clawback

The Borrower will be required to indemnify the Directors, the Borrower's service providers and their affiliates and their respective officers, directors, agents, Facility Provider managers, stockholders, members and partners for liabilities incurred in connection with the affairs of the Borrower. Such liabilities may be material and may have an adverse effect on the returns to the Lenders. The indemnification obligation of the Borrower would be payable from the assets of the Borrower's.

Recourse to All Assets

It is anticipated that the assets of the Borrower, including any investments made by the Borrower and any funds held by the Borrower, will be available to satisfy the liabilities and other obligations of the Borrower. If the Borrower becomes subject to a liability, parties seeking to have the liability satisfied may have recourse to the Borrower's assets generally and not be limited to any particular assets, such as the asset representing the investment giving rise to the liability. This may result in the Borrower disposing of assets it holds in order to satisfy liabilities arising from other assets, which could have a material adverse effect on the Borrower.

Request for Information

The Borrower reserves the right to request from any Lender such information as the Borrower deems necessary to comply with any obligation arising under the implementation of any applicable intergovernmental agreement or any other regulatory requirement.

Litigation

The Borrower may become plaintiff or defendant in civil proceedings in relation to its investments. The expense of such litigation may be borne by the Borrower and may reduce its net assets.

Early termination

In the event of the early termination of the Borrower's, it would have to distribute to the Shareholders interests *pro rata* of the assets of the Borrower. Certain assets held by the Borrower may be highly illiquid and might have little or no marketable value. It is possible that at the time of such sale or distribution, certain investments held by the Borrower would be worth less than the initial cost of such investments, resulting in a loss to the Borrower.

RISKS RELATING TO REGULATORY AND COMPLIANCE MATTERS

Legal, Tax and Regulatory Changes

DocuSign Envelope ID: C3AF591A-AF54-4EA3-BE14-CFC7191BF562

Legal, tax and regulatory changes could occur during the term of the Borrower that may adversely affect the Borrower. For example, changes in cross border withholding taxes may decrease returns from investments to the Borrower or increased regulation may impact certain portfolio companies adversely.

Taxation in Certain Jurisdictions

The Borrower may be subject to income or other tax in the jurisdictions in which cryptocurrency interest on loans are made. Additionally, withholding tax or branch tax may be imposed on earnings of the Borrower from interest earned in such jurisdictions.

General

The Borrower may take positions on certain tax issues which depend on legal conclusions not yet addressed by the courts or outside counsel. Additionally, no assurance can be given that legislative, administrative or judicial changes will not occur which will alter, either prospectively or retroactively, the tax considerations or risk factors discussed herein.

I hereby warrant and approve these risk factors for disclosure in this Lender Facility Agreement as they agree with the same disclosures in the Liquidity Supplier Facility Agreement executed by the Facility Provider.

THE BORROWER

DocuSigned by:

Charles Hiebert

5/13/2022

Charles Hiebert, Manager | date

YieldShare Ltd.

CONFIDENTIAL

ANNEX II(a)

WBTC/ETH Facility Currency Commitment

Your contributions must be in pairs of WBTC and ETH in a ratio of value that YieldShare shall set from time to time and is currently 50% in WBTC and 50% in ETH per pair (“Pairs” and each a “Pair”).

FIRST DEPOSIT AMOUNT OF ETH in NUMBER OF ETH*__________

FIRST DEPOSIT AMOUNT OF WBTC in NUMBER OF WBTC*:___________

Lender’s (you) digital wallet address for deposits/withdrawals of ETH:

Lender’s (you) digital wallet address for deposits/withdrawals of WBTC:

Due to gas fees, slippage when purchasing and exchange rates differing, this amount above is approximate.

*Actual amount will be documented by making screen shots and copying and pasting the transaction hash onto the Deposit Form, which will then record on your account report (a/k/a Lender Dashboard).

CONFIDENTIAL

ANNEX II(b)

ETH/USDC Facility Currency Commitment

Your contributions must be in pairs of USDC and ETH in a ratio of value that YieldShare shall set from time to time and is currently 55% in USDC and 45% in ETH per pair (“Pairs” and each a “Pair”).

Note: At present, the ETH/USDC Pool is in beta. Beta means there is no performance commitments being made by the Borrower to produce any interest or yield on this pairing until the beta status is lifted. Your monthly interest rate may be 0%. However, you are welcome to transfer your pairing into the Fireblocks® wallets and you will still have access to your Lender Dashboard before and after the beta status is lifted.

FIRST DEPOSIT AMOUNT OF ETH in NUMBER OF ETH*__________

FIRST DEPOSIT AMOUNT OF USDC in NUMBER OF USDC*:___________

Lender’s (your) digital wallet address for deposits/withdrawals of ETH:

Lender’s (your) digital wallet address for deposits/withdrawals of USDC:

Due to gas fees, slippage when purchasing and exchange rates differing, this amount above is approximate.

*Actual amount will be documented by making screen shots and copying and pasting the transaction hash onto the Deposit Form, which will then record on your account report (a/k/a Lender Dashboard)

SCHEDULE 5

LIQUIDITY SUPPLIER FACILITY AGREEMENT (LSFA)

Form **W-9**
(Rev. October 2018)
Department of the Treasury
Internal Revenue Service

Request for Taxpayer Identification Number and Certification

► Go to *www.irs.gov/FormW9* for instructions and the latest information.

Give Form to the requester. Do not send to the IRS.

Print or type. See **Specific Instructions** on page 3.

1 Name (as shown on your income tax return). Name is required on this line; do not leave this line blank.

2 Business name/disregarded entity name, if different from above

3 Check appropriate box for federal tax classification of the person whose name is entered on line 1. Check only **one** of the following seven boxes.

☐ Individual/sole proprietor or single-member LLC ☐ C Corporation ☐ S Corporation ☐ Partnership ☐ Trust/estate

☐ Limited liability company. Enter the tax classification (C=C corporation, S=S corporation, P=Partnership) ► ______

Note: Check the appropriate box in the line above for the tax classification of the single-member owner. Do not check LLC if the LLC is classified as a single-member LLC that is disregarded from the owner unless the owner of the LLC is another LLC that is **not** disregarded from the owner for U.S. federal tax purposes. Otherwise, a single-member LLC that is disregarded from the owner should check the appropriate box for the tax classification of its owner.

☐ Other (see instructions) ►

4 Exemptions (codes apply only to certain entities, not individuals; see instructions on page 3):

Exempt payee code (if any) ______

Exemption from FATCA reporting code (if any) ______

(Applies to accounts maintained outside the U.S.)

5 Address (number, street, and apt. or suite no.) See instructions.

Requester's name and address (optional)

6 City, state, and ZIP code

7 List account number(s) here (optional)

Part I Taxpayer Identification Number (TIN)

Enter your TIN in the appropriate box. The TIN provided must match the name given on line 1 to avoid backup withholding. For individuals, this is generally your social security number (SSN). However, for a resident alien, sole proprietor, or disregarded entity, see the instructions for Part I, later. For other entities, it is your employer identification number (EIN). If you do not have a number, see *How to get a TIN*, later.

Note: If the account is in more than one name, see the instructions for line 1. Also see *What Name and Number To Give the Requester* for guidelines on whose number to enter.

Social security number

☐☐☐ – ☐☐ – ☐☐☐☐

or

Employer identification number

☐☐ – ☐☐☐☐☐☐☐

Part II Certification

Under penalties of perjury, I certify that:

1. The number shown on this form is my correct taxpayer identification number (or I am waiting for a number to be issued to me); and
2. I am not subject to backup withholding because: (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service (IRS) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding; and
3. I am a U.S. citizen or other U.S. person (defined below); and
4. The FATCA code(s) entered on this form (if any) indicating that I am exempt from FATCA reporting is correct.

Certification instructions. You must cross out item 2 above if you have been notified by the IRS that you are currently subject to backup withholding because you have failed to report all interest and dividends on your tax return. For real estate transactions, item 2 does not apply. For mortgage interest paid, acquisition or abandonment of secured property, cancellation of debt, contributions to an individual retirement arrangement (IRA), and generally, payments other than interest and dividends, you are not required to sign the certification, but you must provide your correct TIN. See the instructions for Part II, later.

Sign Here | **Signature of U.S. person ►** | **Date ►**

General Instructions

Section references are to the Internal Revenue Code unless otherwise noted.

Future developments. For the latest information about developments related to Form W-9 and its instructions, such as legislation enacted after they were published, go to *www.irs.gov/FormW9.*

Purpose of Form

An individual or entity (Form W-9 requester) who is required to file an information return with the IRS must obtain your correct taxpayer identification number (TIN) which may be your social security number (SSN), individual taxpayer identification number (ITIN), adoption taxpayer identification number (ATIN), or employer identification number (EIN), to report on an information return the amount paid to you, or other amount reportable on an information return. Examples of information returns include, but are not limited to, the following.

- Form 1099-INT (interest earned or paid)
- Form 1099-DIV (dividends, including those from stocks or mutual funds)
- Form 1099-MISC (various types of income, prizes, awards, or gross proceeds)
- Form 1099-B (stock or mutual fund sales and certain other transactions by brokers)
- Form 1099-S (proceeds from real estate transactions)
- Form 1099-K (merchant card and third party network transactions)
- Form 1098 (home mortgage interest), 1098-E (student loan interest), 1098-T (tuition)
- Form 1099-C (canceled debt)
- Form 1099-A (acquisition or abandonment of secured property)

Use Form W-9 only if you are a U.S. person (including a resident alien), to provide your correct TIN.

If you do not return Form W-9 to the requester with a TIN, you might be subject to backup withholding. See What is backup withholding, *later.*

Cat. No. 10231X Form **W-9** (Rev. 10-2018)

Form **W-8BEN**

(Rev. October 2021)

Department of the Treasury
Internal Revenue Service

Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding and Reporting (Individuals)

▶ For use by individuals. Entities must use Form W-8BEN-E.
▶ Go to *www.irs.gov/FormW8BEN* for instructions and the latest information.
▶ Give this form to the withholding agent or payer. Do not send to the IRS.

OMB No. 1545-1621

Do NOT use this form if:	**Instead, use Form:**
• You are NOT an individual	W-8BEN-E
• You are a U.S. citizen or other U.S. person, including a resident alien individual	W-9
• You are a beneficial owner claiming that income is effectively connected with the conduct of trade or business within the United States (other than personal services)	W-8ECI
• You are a beneficial owner who is receiving compensation for personal services performed in the United States	8233 or W-4
• You are a person acting as an intermediary	W-8IMY

Note: If you are resident in a FATCA partner jurisdiction (that is, a Model 1 IGA jurisdiction with reciprocity), certain tax account information may be provided to your jurisdiction of residence.

Part I Identification of Beneficial Owner (see instructions)

1 Name of individual who is the beneficial owner

2 Country of citizenship

3 Permanent residence address (street, apt. or suite no., or rural route). **Do not use a P.O. box or in-care-of address.**

City or town, state or province. Include postal code where appropriate.

Country

4 Mailing address (if different from above)

City or town, state or province. Include postal code where appropriate.

Country

5 U.S. taxpayer identification number (SSN or ITIN), if required (see instructions)

6a Foreign tax identifying number (see instructions)

6b Check if FTIN not legally required ☐

7 Reference number(s) (see instructions)

8 Date of birth (MM-DD-YYYY) (see instructions)

Part II Claim of Tax Treaty Benefits (for chapter 3 purposes only) (see instructions)

9 I certify that the beneficial owner is a resident of ____________ within the meaning of the income tax treaty between the United States and that country.

10 **Special rates and conditions** (if applicable—see instructions): The beneficial owner is claiming the provisions of Article and paragraph ____________ of the treaty identified on line 9 above to claim a _____ % rate of withholding on (specify type of income): ____________.

Explain the additional conditions in the Article and paragraph the beneficial owner meets to be eligible for the rate of withholding: ____________

Part III Certification

Under penalties of perjury, I declare that I have examined the information on this form and to the best of my knowledge and belief it is true, correct, and complete. I further certify under penalties of perjury that:

- I am the individual that is the beneficial owner (or am authorized to sign for the individual that is the beneficial owner) of all the income or proceeds to which this form relates or am using this form to document myself for chapter 4 purposes;
- The person named on line 1 of this form is not a U.S. person;
- This form relates to:
  (a) income not effectively connected with the conduct of a trade or business in the United States;
  (b) income effectively connected with the conduct of a trade or business in the United States but is not subject to tax under an applicable income tax treaty;
  (c) the partner's share of a partnership's effectively connected taxable income; or
  (d) the partner's amount realized from the transfer of a partnership interest subject to withholding under section 1446(f);
- The person named on line 1 of this form is a resident of the treaty country listed on line 9 of the form (if any) within the meaning of the income tax treaty between the United States and that country; and
- For broker transactions or barter exchanges, the beneficial owner is an exempt foreign person as defined in the instructions.

Furthermore, I authorize this form to be provided to any withholding agent that has control, receipt, or custody of the income of which I am the beneficial owner or any withholding agent that can disburse or make payments of the income of which I am the beneficial owner. **I agree that I will submit a new form within 30 days if any certification made on this form becomes incorrect.**

Sign Here ▶

☐ I certify that I have the capacity to sign for the person identified on line 1 of this form.

Signature of beneficial owner (or individual authorized to sign for beneficial owner)

Date (MM-DD-YYYY)

Print name of signer

For Paperwork Reduction Act Notice, see separate instructions. Cat. No. 25047Z Form **W-8BEN** (Rev. 10-2021)